307 North Michigan Avenue, Chicago, Illinois 60601-5382 | T: 312.346.8100 March 6, 2024 Old Republic International Corporation 307 N. Michigan Avenue Chicago, IL 60601 Ladies and Gentlemen: I am Assistant Vice President, Assistant General Counsel of Old Republic International Corporation, a Delaware corporation (the “Company”). This opinion is being rendered in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) common stock, par value $1.00 per share (“Common Stock”), of the Company, (ii) preferred stock, par value $0.01 per share (“Preferred Stock”), of the Company, (iii) depositary shares (“Depositary Shares”) representing an interest in all or a specified portion of shares of Common Stock, Preferred Stock, or Debt Securities (as defined below), (iv) debt securities (“Debt Securities”) of the Company, (v) warrants to purchase Common Stock, warrants to purchase Preferred Stock, warrants to purchase Depositary Shares and warrants to purchase Debt Securities (collectively, “Warrants”), (vi) stock purchase contracts (“Stock Purchase Contracts”) representing rights to purchase Preferred Stock or Common Stock, and (vii) units (“Units”), representing securities registered under the Registration Statement which are sold as units with other securities registered under the Registration Statement (each a “Security” and collectively the “Securities”). The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”). The Debt Securities will be issued under an Indenture dated as of August 15, 1992 between the Company and Wilmington Trust Company, as trustee (the “Indenture”). The Debt Securities will be offered and sold by the Company pursuant to the Registration Statement, to which this opinion is an exhibit. The Depositary Shares are to be issued from time to time under one or more deposit agreements to be entered into between the Company and the depositary to be named therein. The Warrants are to be issued from time to time under one or more warrant agreements to be entered into between the Company and the warrant agent to be named therein. The Stock Purchase Contracts and Units are to be issued from time to time under one or more purchase contract agreements to be entered into between the Company and the purchase contract agent to be named therein. I have examined originals or copies, certified or otherwise and identified to my satisfaction, of, or am otherwise familiar with, (1) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated to the date hereof; (2) the Registration Statement and the exhibits thereto; (3) the Indenture; and (4) such other certificates, statutes, instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed. In such examination, I have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; (d) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (e) a Prospectus Supplement or Prospectus Supplements will have been filed with the Commission describing the Securities offered thereby; (f) the Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) at the time of execution, authentication, issuance and delivery of the Securities, the Company will duly authorize, execute and deliver any agreement necessary with respect to the Securities or contemplated by the Securities or the Registration Statement and will take any other appropriate additional corporate action; and (h) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, I am of the opinion that, with respect to any offering of any Securities, when (i) an appropriate Prospectus Supplement with respect to the Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Securities and related matters; (iv) the terms of the Securities and of their issuance and sale have been duly established in conformity with any agreement governing those Securities and in the manner contemplated by the Registration Statement so as not to violate any applicable law or the Certificate of Incorporation or the Bylaws of the Company and do not result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Securities have been duly executed, authenticated and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: 1. The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued by the Company, fully paid and nonassessable. 2. The Preferred Stock will be validly issued by the Company, fully paid and nonassessable. 3. The Depositary Shares will be the valid, binding and enforceable obligations of the Company and will entitle the holders thereof to the rights specified therein and in the deposit agreement. 4. The Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture. 5. The Warrants will be the valid, binding and enforceable obligations of the Company. 6. The Stock Purchase Contracts will be the valid, binding and enforceable obligations of the Company. 7. The Units will be the valid, binding and enforceable obligations of the Company. The opinions expressed herein are subject to the qualification that the enforceability of any contract or agreement may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto, (ii)general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies. My opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware, the federal laws of the United States, and the laws of the State of New York. I express no opinion as to the effect of the law of any other jurisdiction. I am not admitted to practice in the State of Delaware or the State of New York; however, I have made, or caused to be made, such investigation as I have deemed appropriate with respect to the laws of those jurisdictions in order to render the opinions expressed herein. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the prospectus included therein. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. Very truly yours, /s/ Victoria Pool Victoria Pool, Esq. Assistant Vice President, Assistant General Counsel